Exhibit 10.12

SECOND AMENDMENT TO

NINTH AMENDED AND RESTATED

CREDIT AGREEMENT

This SECOND AMENDMENT dated as of December 21, 2004 (this “Second Amendment”) to that certain NINTH AMENDED AND RESTATED CREDIT AGREEMENT, as amended (as so amended, the “Credit Agreement”), dated as of December 31, 2003, is among GULF ISLAND FABRICATION, INC., a Louisiana corporation (“Borrower”), GULF ISLAND, L.L.C., a Louisiana limited liability company (“Gulf Island Subsidiary”), DOLPHIN SERVICES, INC., a Louisiana corporation (“Dolphin”), SOUTHPORT, L.L.C., a Louisiana limited liability company and successor by merger to Southport, Inc. (“Southport”), and GULF ISLAND MINDOC COMPANY, L.L.C. (formerly Vanguard Ocean Services, L.L.C.), a Louisiana limited liability company (“MinDOC”) as Guarantors, WHITNEY NATIONAL BANK, a national banking association (“Whitney”) and JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, N.A., Chicago) in its individual capacity (“JPMorgan”) (Whitney and JPMorgan, each a “Lender” and collectively the “Lenders”) and JPMorgan, as Agent and LC Issuer.

WHEREAS, Borrower has decided that it is in its best interest to cause GIF Finance, Inc. to be merged with and into Gulf Island Subsidiary; and

WHEREAS, Since the date of the Credit Agreement, Bank One, N.A., Chicago, has been merged with and into JPMorgan Chase Bank, N.A.; and

WHEREAS, The Parties wish to execute this Second Amendment to reflect such changes on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto do hereby amend the Credit Agreement, all on the terms and conditions hereof and do hereby agree as follows:

1. Unless otherwise defined herein, all defined terms used in this Second Amendment shall have the same meaning ascribed to such terms in the Credit Agreement. From and after the date hereof, each reference in the Credit Agreement and in any Collateral Document or Guaranty to “Bank One,” either in its individual capacity as a Lender or in its capacities as Agent and LC Issuer, shall mean “JPMorgan.”

2. The merger of GIF Finance, Inc. with and into Gulf Island Subsidiary and the cancellation by confusion of all Indebtedness owed by GIF Finance, Inc. to Gulf Island Subsidiary are approved. The Credit Agreement is hereby amended by deleting GIF Finance, Inc. as a Guarantor, one of the Existing Subsidiaries, and a Subordinated Lender. The Subordination Agreement is hereby terminated and cancelled.

3. Section 5.19 of the Credit Agreement is hereby amended to delete the phrase “… the Subordination Agreement, and…”

4. Section 6.10(iv)(y) of the Credit Agreement is hereby deleted, and Section 6.10(iv)(z) is re-lettered as Section 6.10(iv)(y).

5. Section 6.10(vi) of the Credit Agreement is hereby deleted, and Sections 6.10(vii) and (viii) are re-designated as Sections 6.10(vi) and Section 6.10(vii).

6. Section 6.16 of the Credit Agreement is hereby deleted and replaced with the phrase “intentionally omitted,” and Section 7.3 is hereby amended to delete the reference to Section 6.16.

7. Section 6.22.3 of the Credit Agreement is hereby amended to delete the phrase “…or to GIF Finance…”

8. Except to the extent its provisions are specifically amended, modified or superseded by this Second Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Second Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the parties hereto.

9. Each Guarantor hereby consents to the execution of this Second Amendment and reaffirms its Guaranty of all of the obligations of the Borrower. Each such Guarantor further acknowledges and consents to any increase in the obligations owed by such Guarantor as the result of this Second Amendment, including, but not limited to any increase arising from the merger of GIF Finance, Inc. with and into Gulf Island Subsidiary and the deletion of GIF Finance, Inc. as a Guarantor and Existing Subsidiary. Borrower and Guarantor acknowledge and agree that this Second Amendment shall not be considered a novation or a new contract. Borrower and each Guarantor acknowledge that all existing rights, titles, powers, Liens, security interests and estates in favor of the Lenders constitute valid and existing obligations and Liens and security interests as against the Collateral in favor of the Administrative Agent for the benefit of the Lenders. Borrower and each Guarantor confirm and agree that (a) neither the execution of this Second Amendment nor the consummation of the transactions described herein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrower and each Guarantor under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect. Each Guarantor hereby further confirms that it unconditionally guarantees to the extent set forth in the Guaranty the due and punctual payment and performance of any and all amounts and obligations owed the Borrower under the Credit Agreement or the other Loan Documents.

10. Borrower and each Guarantor that has executed any mortgage, security agreement, pledge, or other security device as security for the obligations under the Credit Agreement hereby acknowledges and affirms that such security remains in effect for the obligations evidenced by the Credit Agreement, as amended by this Second Amendment.

11. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shaft be deemed to constitute one and the same instrument.

12. THIS SECOND AMENDMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF LOUISIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders, the LC Issuer and the Agent have executed this Second Amendment as of the date first above written.

BORROWER:

GULF ISLAND FABRICATION, INC.

By:	/s/ Kerry J. Chauvin
Kerry J. Chauvin,
President & CEO

GUARANTORS:

GULF ISLAND, L.L.C.

By:	/s/ Kirk J. Meche
Kirk J. Meche, President & CEO

DOLPHIN SERVICES, INC.

By:	/s/ William J. Fromenthal
William J. Fromenthal, President & CEO

SOUTHPORT, L.L.C.

By:	/s/ Jacques C. Olivier
Jacques C. Olivier, President
& CEO

GULF ISLAND MINDOC COMPANY, L.L.C.

By:	/s/ Kerry J. Chauvin
Kerry J. Chauvin, Manager

LENDERS:

JPMorgan Chase Bank, N.A.,
Successor by merger to Bank One, NA, Chicago
Individually, as LC Issuer, and as Agent

By:	/s/ J. Charles Freel
J. Charles Freel, Vice President

WHITNEY NATIONAL BANK

By:	/s/ Josh J. Jones
Josh J. Jones, Assistant Vice President